Exhibit 99.1

JDSU to Separate into Two Industry-Leading Public Companies

Stand-Alone Companies to Gain Greater Strategic Flexibility to Address Rapidly Changing

Market Dynamics

Highlights:

¡      Enables greater management agility and focus as the pace of technology change accelerates.

¡      Two independent and publicly traded companies expected to enhance value by offering shareholders clear investment opportunities in distinct growth markets.

¡      An industry-leading optical components and commercial lasers company, positioned for growth opportunities, including the expansion of cloud networks and high-capacity data centers.

¡      A network and service enablement company focused on the industry’s transition to software-defined networks (SDN) and the need for increased network, service and application visibility. JDSU’s current optical security business (OSP) will operate as a separate business segment inside this company.

¡      Expected combined expense reduction of approximately $50 million.

¡      Expected to be completed through a tax-free spinoff structure with separate corporate brand identities for each business to be announced at a later date.

¡      Expect to complete transaction by the third calendar quarter of 2015.

Milpitas, CA, Sept. 10, 2014—JDSU (NASDAQ: JDSU) today announced its Board of Directors has unanimously approved a plan to separate JDSU into two publicly traded companies:

•	An optical components and commercial lasers company (“CCOP”) consisting of JDSU’s current Communications and Commercial Optical Products segment. The CCOP company, with its long-standing reputation for optical innovation and quality, serves a $7.4 billion optical communications market expected to grow at a compounded rate of 11 percent over the next four years[i]. It also addresses an approximate $2.5 billion commercial lasers market, growing at a forecasted 7 percent annuallyii.

•	A network and service enablement company (“NSE”) consisting of JDSU’s current Network Enablement, Service Enablement and Optical Security and Performance Products (OSP) segments. The stand-alone NSE company will be a leader in its core businesses, addressing an approximate $7 billion network and service enablement market expected to grow at 6-8 percent annuallyiii. The NSE company will primarily focus its investments in higher growth markets, particularly software supporting virtualized and software-defined networks. The optical security business addresses an approximate $1.1 billion market growing at an expected 6-8 percentiv.

The separation is expected to occur through a tax-free pro rata spinoff of CCOP to JDSU shareholders, though the structure is subject to change based upon various tax and regulatory factors.

“Over the past five years, JDSU has invested heavily in innovation that is well aligned with the industry’s best growth opportunities, including cloud networking, data center expansion and software-defined networks,” said Tom Waechter, JDSU president and CEO. “These opportunities extend beyond the traditional telecom ecosystem and now include web services, over-the-top, enterprise and other customers. We believe two fundamentally focused companies best position us to stay ahead of the accelerating pace of technology change and to compete even more effectively across the unique markets we serve today.”

Waechter added, “Now is the time to make this transition, giving these businesses the opportunity to maximize their success while providing shareholders with distinct investment opportunities in two growth markets.”

JDSU believes the separation will:

•	Allow CCOP to devote enhanced focus to its leading position in telecom, expand its position in the high-growth datacom market, and grow its commercial lasers and 3-D sensing businesses.

•	Enable NSE to continue its leadership in network enablement, while continuing to transition to a more software-centric company aligned with the industry’s rapid shift to software defined networks.

•	Create clearer investment profiles for both companies.

•	Enhance shareholder value.

CCOP Company

The stand-alone CCOP will be a global leader in optical components and subsystems for the telecommunications market, with growth opportunities in data communications, driven by cloud networking and data center build outs. The company will continue to focus on growing its commercial lasers and 3-D sensing applications. CCOP’s FY14 revenues were $794.1 million.

Alan Lowe, CCOP’s president since 2008 and executive vice president of JDSU, is the CEO-designate of the CCOP stand-alone company.

“The board and I believe Alan is the right executive to lead this new company,” said Waechter. “He has built a strong team and has a solid track record of execution during his seven years at JDSU. Alan has a deep understanding of and familiarity with CCOP’s markets and customers. We are confident he will lead this new company to even greater success.”

NSE Company

The stand-alone NSE will be a leading provider of instruments, software and services for the fast, cost-effective deployment and operation of next generation networks. Driven by the proliferation of connected devices and applications running on the network, and the need for increased network visibility, NSE’s Service Enablement business is focused on software solutions that support the industry’s transition to SDN. SDN is expected to influence 30-40 percent of all network spending over the next six yearsv. Included in this new company will be JDSU’s OSP business, a leader in anti-counterfeiting solutions for currency authentication and high-value optical components and instruments for security, safety, electronics and other applications. The combined revenue for NSE and OSP in FY14 was $949.5 million.

Tom Waechter, JDSU’s president and CEO, will continue in this role with the stand-alone NSE company.

Transaction Details

JDSU shareholders will receive a pro rata distribution of shares in the stand-alone CCOP company via a tax-free spinoff. The separation of the two companies and the distribution of the new CCOP company’s shares to JDSU shareholders is expected to be completed in the third calendar quarter of 2015. The separation is subject to the satisfaction of closing conditions, including, among others, obtaining final approval from the JDSU Board of Directors, receipt of tax opinions, the effectiveness of an applicable registration statement with the Securities and Exchange Commission and satisfaction of foreign regulatory requirements.

During the periods preceding the separation, JDSU expects to incur significant one-time charges related to the separation and to achieving the expense savings referenced in the highlights. Cash expenditures to obtain the cost savings are expected to be between $75 and $100 million.

Centerview Partners and Goldman, Sachs & Co. are serving as advisors to the Company for this transaction.

Business Outlook

For the fiscal first quarter of 2015 ending September 27, 2014, the Company is reaffirming guidance of non-GAAP net revenue of $405 to $425 million and non-GAAP earnings per share of $0.08 to $0.12.

Analyst Day/Webcast

The Company will discuss this announcement and other related matters during its previously scheduled Analyst Day at Noon Eastern Time, 9:00 a.m. Pacific Time on September 11, 2014 in a live webcast, which will also be archived for replay on the Company’s website at www.jdsu.com/investors. This press release is being furnished in a Current Report on Form 8-K with the Securities and Exchange Commission, and will be available at www.sec.gov.

About JDSU

JDSU (NASDAQ: JDSU) innovates and collaborates with customers to build and operate the highest-performing and highest-value networks in the world. Our diverse technology portfolio also fights counterfeiting and enables high-powered commercial lasers for a range of applications. Learn more about JDSU at www.jdsu.com and follow us on JDSU Perspectives, Twitter, Facebook and YouTube.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. These statements include (i) any information and guidance about the Company’s plans to separate the business into two independent, publicly traded companies, (ii) the composition of and markets for those companies, (iii) the anticipated benefits, timing, savings, costs and other impacts of the separation, (iv) the plan to achieve the separation through a tax-free spinoff, and any financial information about the entities once separated and the Company’s guidance for the first quarter of fiscal 2015. These forward-looking statements involve risks and uncertainties that could cause actual results to differ materially from those projected. Risks related to the proposed separation include the requirement to obtain certain approvals, the ability to retain key employees, the ability to recognize anticipated cost savings, the ability of each company to function as a stand-alone entity, customer retention and financing risks. In addition, completion of the separation will be subject to certain conditions, such as approval by our Board of Directors, receipt of tax opinions, effectiveness of a registration statement and foreign regulatory requirements. The Company also faces risks related to the operation of its existing business segments which are described in the Company’s filings with the Securities and Exchange Commission, including its Annual Report on Form 10-K filed August 26, 2014. Please refer to these filings for additional factors that could cause actual results to materially differ from current expectations. The forward-looking statements included in this presentation are made only as of today’s date except where otherwise noted. The Company undertakes no obligation to update these statements.

Use of Non-GAAP (Adjusted) Financial Measures

Future financial forecasts include adjustments on a non-GAAP basis for items management excludes from core operating performance items. The Company believes providing this additional information to its investors allows investors to see Company results through the eyes of management. Such adjustments may include: (i) additional depreciation and amortization from changes in estimated useful life and the write-down of certain property, equipment and intangibles that have been identified for disposal but remained in use until the date of disposal, (ii) workforce related charges such as severance, retention bonuses and employee relocation costs related to formal restructuring plans, (iii) costs for facilities not required for ongoing operations, and costs related to the relocation of certain equipment from these facilities and/or contract manufacturer facilities, (iv) stock-based compensation, (v) other non-recurring charges comprising mainly of one-time acquisition, integration, litigation and other costs and contingencies unrelated to current and future operations, and (vi) product-line termination costs such as the write-off of inventory no longer being sold.

Contact Information

Investors: Bill Ong, 408-546-4521, or bill.ong@jdsu.com

Press: Noel Bilodeau, 408-546-4567, or noel.bilodeau@jdsu.com

[i]	Ovum Total Optical Components Forecast, July 2014
ii	Strategies Unlimited and JDSU estimates
iii	JDSU estimates
iv	Internal estimates and research from BCC Research, Global Markets, Technologies and Materials for Thin and Ultrathin Films, Pira
[v]	SDNCentral